As filed with the Securities and Exchange Commission on March 5, 2025.

Registration No. 333–

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KESTRA MEDICAL TECHNOLOGIES, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	3841	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3933 Lake Washington Blvd NE, Suite 200

Kirkland, Washington 98033

(425) 279-8002

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:

Sophia Hudson, P.C. Christie W.S. Mok Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 Telephone: (212) 446-4800	Traci S. Umberger General Counsel and Chief Administrative Officer 3933 Lake Washington Blvd NE, Suite 200 Kirkland, Washington 98033 Telephone: (425) 279-8002	Ilir Mujalovic Allen Overy Shearman Sterling US LLP 599 Lexington Avenue New York, New York 10022 Telephone: (212) 848-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-284807

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) by Kestra Medical Technologies, Ltd. (the “Registrant”) for the sole purpose of increasing the aggregate number of common shares offered and registered by the Prior Registration Statement (as defined below) by 2,164,704 common shares, of which 282,352 common shares are subject to purchase upon exercise of the underwriters’ option to purchase additional common shares of the Registrant. The contents of the Registration Statement on Form S-1, as amended (File No. 333-284807) (the “Prior Registration Statement”), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on March 5, 2025, including all exhibits thereto, are incorporated by reference into this registration statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Filing Fee Table filed as Exhibit 107 to the Prior Registration Statement.

CERTIFICATION

The registrant hereby (i) undertakes to pay the Commission the filing fee set forth on the Filing Fee Table filed as Exhibit 107 of this registration statement by a wire transfer of such amount as soon as practicable (but no later than the close of business on March 6, 2025) and (ii) certifies that it has sufficient funds in the relevant account to cover the amount of such filing fee.

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Walkers (Bermuda) Limited, Bermuda Counsel to the Registrant

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, as to West Affum Intermediate Holdings Corp.

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, as to Kestra Medical Technologies, Ltd.

23.3	Consent of Walkers (Bermuda) Limited (included as part of Exhibit 5.1)

24.1*	Power of Attorney (included in signature page).

107	Filing Fee Table

*

Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1/A (File No. 333-284807), filed with the Securities and Exchange Commission on February 26, 2025 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Kirkland, State of Washington, on March 5, 2025.

KESTRA MEDICAL TECHNOLOGIES, LTD.

By:	/s/ Brian Webster
Name:	Brian Webster
Title:	President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brian Webster Brian Webster	President, Chief Executive Officer and Director (Principal Executive Officer)	March 5, 2025

/s/ Vaseem Mahboob Vaseem Mahboob	Chief Financial Officer (Principal Financial and Accounting Officer)	March 5, 2025

* Traci S. Umberger	General Counsel, Chief Administrative Officer and Director	March 5, 2025

* Jeffrey Schwartz	Director, Chairman of the Board of Directors	March 5, 2025

* Christopher Gordon	Director	March 5, 2025

* Kevin Reilly	Director	March 5, 2025

* Maxwell Bikoff	Director	March 5, 2025

* Mary Kay Ladone	Director	March 5, 2025

* Raymond W. Cohen	Director	March 5, 2025

* Toby AuWerter	Director	March 5, 2025

*By:	/s/ Brian Webster
Brian Webster
As Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in its capacity as the duly authorized representative of Kestra Medical Technologies, Ltd., in Kirkland, Washington, on March 5, 2025.

KESTRA MEDICAL TECHNOLOGIES, INC.

By:	/s/ Brian Webster
	Name:	Brian Webster
	Title:	President, Chief Executive Officer and Director